UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2025

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30, WBD130A	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33, WBD133A	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2025 and July 31, 2025, respectively, Warner Bros. Discovery, Inc. (“we,” “us,” “our,” “WBD” or the “Company”) and our wholly-owned subsidiaries Discovery Communications, LLC (“DCL”) and Warner Bros. Entertainment, Inc. (“WBE”) entered into employment arrangements with Bruce Campbell, our Chief Revenue and Strategy Officer, and with JB Perrette, our President and Chief Executive Officer ("CEO"), Global Streaming and Games.

We entered into the arrangements in connection with our previously announced plans to separate the Company, in a tax-free transaction (the “Separation”), into two publicly traded companies (referred to herein, respectively, as “Warner Bros.” and “Discovery Global”).

Each of Mr. Campbell and Mr. Perrette entered into a new employment agreement with WBE that is contingent on, and only becomes effective upon, completion of the Separation and provides for the terms and conditions of his employment with Warner Bros. following the Separation (the “Campbell Agreement” and the “Perrette Agreement”, respectively). Mr. Campbell is anticipated to become the Chief Operating Officer (“COO”) of Warner Bros. and Mr. Perrette is anticipated to become the President and CEO, Global Streaming and Games (“S&G CEO”) of Warner Bros.

In addition, each of Mr. Campbell and Mr. Perrette entered into an amendment to their existing employment agreement with DCL to extend the term of such agreement (which would otherwise have expired in July or August of 2025, respectively) and update certain other terms and conditions of employment with us (the “Campbell Amendment” and the “Perrette Amendment”, respectively, and together with the Campbell Agreement and the Perrette Agreement, the “Agreements”).

The following summary description of certain provisions of the Agreements does not purport to be complete and is qualified in its entirety by the actual text of the Campbell Amendment and Campbell Agreement (together, the “Campbell Arrangements”) and the Perrette Amendment and Perrette Agreement (together, the “Perrette Arrangements”), which have been filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Campbell Arrangements

Campbell Amendment

Prior to the Separation, Mr. Campbell will continue to serve as our Chief Revenue and Strategy Officer pursuant to his existing employment agreement, which, pursuant to the Campbell Amendment, has been extended to run through the earlier of (i) the completion of the Separation and (ii) July 9, 2028.

Mr. Campbell’s annual base salary under the Campbell Amendment is $2,946,000 and his annual target cash bonus opportunity remains at 200% of his base salary. In addition, the Campbell Amendment increases the target value of Mr. Campbell’s annual equity grant for calendar year 2025 from $8,500,000, which was previously granted to Mr. Campbell during the normal annual grant cycle in March 2025 (the “Campbell March 2025 Equity Award”), to $9,500,000. The incremental amount of such award (the “Campbell 2025 Equity Adjustment”) will be awarded on August 15, 2025 and, like the Campbell March 2025 Equity Award, will be comprised of (i) fifty percent (50%) performance-based restricted stock units (“PRSUs”), (ii) twenty-five percent (25%) time-based restricted stock units (“RSUs”) and (iii) twenty-five percent (25%) stock options.

In order to treat the incremental award as though a part of the Campbell March 2025 Equity Award, the awards made pursuant to the Campbell 2025 Equity Adjustment will be subject to the same terms and conditions (including vesting schedules and performance criteria) and calculated using the same methodology (including the same stock price) to determine the number of awards as the Campbell March 2025 Equity Award, except that the exercise price of any stock options granted pursuant to the Campbell 2025 Equity Adjustment will be equal to the price of a share of our Series A common stock on August 15, 2025.

In the event that we do not complete the Separation prior to December 31, 2026 and Mr. Campbell’s term of employment expires on July 9, 2028, he will be entitled to any accrued benefits, a prorated bonus for the year of termination based on actual performance and, if we have not offered Mr. Campbell continued employment with substantially comparable compensation and with no material diminution in his duties relative to those in effect 120 days prior to the end of the term (such offer, a “Comparable Offer”), a nonrenewal noncompetition payment in consideration of his continued compliance with his restrictive covenants. Such payment will be equal to the sum of his (x) base salary plus (y) target bonus, paid over a period of 12 months following his termination date. If the term of employment expires and we have made Mr. Campbell a Comparable Offer, the nonrenewal noncompetition payment would be modified to an amount equal to 50% of base salary without any bonus component. Mr. Campbell’s restrictive covenants remain unchanged from his existing agreement and include a 12-month post-employment noncompete and 18-month post-employment employee and customer non-solicit.

To be eligible for any nonrenewal noncompetition payment, Mr. Campbell must execute a release in favor of the Company.

The remaining terms of Mr. Campbell’s existing employment agreement prior to the Campbell Amendment remain in full force and effect through the term of such agreement as amended by the Campbell Amendment. The material terms of such existing employment agreement are described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2022.

Campbell Agreement

Effective on, and contingent upon, the completion of the Separation, Mr. Campbell will become the COO of Warner Bros. pursuant to the Campbell Agreement. If the Separation is not completed prior to December 31, 2026, then the Campbell Agreement will become null and void and Mr. Campbell will continue in his current role pursuant to his existing employment agreement and the Campbell Amendment described above.

The term of the Campbell Agreement will end on December 31, 2030 unless the parties then agree to renew the Campbell Agreement.

Under the Campbell Agreement, Mr. Campbell’s base salary will be $2,300,000 per annum and he will be eligible for an annual cash bonus opportunity with a target equal to 200% of his annual base salary, with the actual payout based on the achievement of preset performance objectives. In the year the Separation is completed, Mr. Campbell’s annual bonus will be calculated as a prorated payment for his service through the date of completion of the Separation based on the target amount in effect under the Campbell Amendment and a prorated payment for his service following the date of completion of the Separation based on his new annual bonus target under the Campbell Agreement, in each case subject to achievement of the applicable performance objectives. Mr. Campbell will also be eligible to receive annual equity awards under Warner Bros.’ future equity incentive plan (the “Warner Bros. Plan”) with an annual target value of $11,600,000 in the first calendar year that he receives an equity grant from Warner Bros., and $10,600,000 per year thereafter during the term of employment. The terms and conditions of such awards will be based on Warner Bros.’ then-standard practices and procedures for awards to other senior executives of Warner Bros. Mr. Campbell will not be eligible for an equity grant from Warner Bros. in the year that the Separation is completed if he has already received an annual equity award from the Company in such year.

If Mr. Campbell’s employment is terminated for “Cause” or he resigns without “Good Reason”, he will be entitled to receive only the amounts or benefits that have been earned, accrued or vested at the time of his termination.

“Cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, misappropriation or fraud, whether or not related to Mr. Campbell’s employment with Warner Bros.; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in material violation of Warner Bros.’ Code of Ethics or other written policies; (iv) improper conduct substantially prejudicial to Warner Bros.’ business (whether financial or otherwise); (v) willful unauthorized disclosure or use of Warner Bros. confidential information; (vi) material improper destruction of Warner Bros. property; or (vii) willful misconduct in connection with the performance of Mr. Campbell’s duties.

“Good Reason” means without Mr. Campbell’s consent: (a) a material reduction in Mr. Campbell’s duties or responsibilities; (b) a material change in the location of the office where Mr. Campbell works (i.e., relocation outside the New York, NY metropolitan area); or (c) a material breach by Warner Bros. of the Campbell Agreement, including a change in the position to which Mr. Campbell reports.

If Mr. Campbell’s employment is terminated without Cause or by Mr. Campbell for Good Reason, he will be entitled to termination benefits, including: (i) base salary continuation for a period (the “Severance Period”) not to exceed 24 months, which is the longest of (a) the balance of the term of the Campbell Agreement up to 24 months, (b) 12 months and (c) the number of weeks of severance to which he would have been entitled under Warner Bros.’ applicable severance plan, (ii) a prorated bonus for the year of termination based on actual performance, (iii) his annual target bonus prorated for the number of years (including partial years) in the Severance Period and (iv) continued participation in group health benefits for the duration of the Severance Period. In addition, any then-outstanding equity awards will vest as provided under the applicable award agreements and stock plan (including for any outstanding equity awards granted by us prior to completion of the Separation pursuant to the Amended and Restated Warner Bros. Discovery, Inc. Stock Incentive Plan (the “WBD Plan”)). If Mr. Campbell is terminated other than for Cause or resigns for Good Reason within the 12-month period following a “Change in Control” of Warner Bros. (which will be defined in the Warner Bros. Plan), then any equity awards granted by Warner Bros. following completion of the Separation will become fully vested, with any performance-based awards vesting at performance levels determined by the Compensation Committee of the Warner Bros. board of directors.

If Mr. Campbell’s employment is terminated as a result of his death or “disability” (as defined below), Mr. Campbell or his heirs, as applicable, shall be entitled to receive termination benefits, including a prorated bonus for the year of termination based on actual performance and, in the case of disability, (i) continued coverage under medical or disability plans or (ii) reimbursement of COBRA premiums for up to the maximum applicable COBRA period. In addition, his then-outstanding equity awards granted after completion of the Separation shall be treated in accordance with the Warner Bros. Plan and implementing award agreements, and any equity awards granted prior to completion of the Separation shall be treated in accordance with the WBD Plan and implementing award agreements. “Disability” means Mr. Campbell’s physical or mental inability to perform his duties for (i) a period of six consecutive months or (ii) for shorter periods that add up to six months in any eight-month period.

If Mr. Campbell and Warner Bros. do not agree to renew the Campbell Agreement at the end of the term, he will be entitled to any accrued benefits, any earned but unpaid bonus and, if Warner Bros. has not made Mr. Campbell a Comparable Offer, a nonrenewal noncompetition payment in consideration of his continued compliance with his restrictive covenants. Such payment will equal the sum of his (x) base salary plus (y) target bonus, paid over a period of 12 months following his termination date. If the term of employment expires and Warner Bros. has made Mr. Campbell a Comparable Offer, the nonrenewal noncompetition payment would be modified to an amount equal to 50% of base salary without any bonus component.

To be eligible for the severance benefits or nonrenewal noncompetition benefits described above in connection with a termination under the circumstances described above other than death or disability, Mr. Campbell must execute a release in favor of Warner Bros.

Pursuant to the Campbell Agreement, Mr. Campbell is subject to customary restrictive covenants, including noncompetition and nonsolicitation covenants effective during Mr. Campbell’s employment and for a period of 12 months and 18 months, respectively, thereafter.

If Mr. Campbell ceases to comply with the restrictive covenants in the Campbell Agreement, any severance benefits or nonrenewal noncompetition benefits described above would be terminated and Warner Bros. may seek forfeiture of any such payments already made.

Perrette Arrangements

Perrette Amendment

Prior to completion of the Separation, Mr. Perrette will continue to serve as our President and CEO, Global Streaming and Games pursuant to his existing employment agreement, which, pursuant to the Perrette Amendment, has been extended to run through the earlier of (i) the completion of the Separation and (ii) August 3, 2028.

Mr. Perrette’s base salary under the Perrette Amendment is $2,850,000 and his annual target cash bonus opportunity remains at 200% of his base salary. In addition, the Perrette Amendment increases the target value of Mr. Perrette’s annual equity grant for calendar year 2025 from $8,500,000, which was previously granted to Mr. Perrette during the normal annual grant cycle in March 2025 (the “Perrette March 2025 Equity Award”), to $9,500,000. The incremental amount of such award (the “Perrette 2025 Equity Adjustment”) that was not previously granted will be awarded on August 15, 2025 and, like the Perrette March 2025 Equity Award, will be comprised of (i) fifty percent (50%) PRSUs, (ii) twenty-five percent (25%) RSUs and (iii) twenty-five percent (25%) stock options.

In order to treat the incremental award as though a part of the Perrette March 2025 Equity Award, the awards made pursuant to the Perrette 2025 Equity Adjustment will be subject to the same terms and conditions (including vesting schedules and performance criteria) and calculated using the same methodology (including the same stock price) to determine the number of awards as the Perrette March 2025 Equity Award, except that the exercise price of any stock options granted pursuant to the Perrette 2025 Equity Adjustment will be equal to the price of a share of our Series A common stock on August 15, 2025.

In the event that we do not complete the Separation prior to December 31, 2026 and Mr. Perrette’s term of employment expires on August 3, 2028, he will be entitled to any accrued benefits and, if we have not made Mr. Perrette a Comparable Offer, a nonrenewal payment in consideration of his continued compliance with his restrictive covenants comprised of a prorated target bonus for the year of termination and an additional payment equal to the sum of his (x) base salary plus (y) target bonus, paid over a period of 12 months following his termination date. If the term of employment expires and we have made Mr. Perrette a Comparable Offer, he would only receive the accrued benefits. Mr. Perrette’s restrictive covenants remain unchanged from his existing agreement and include a 12-month post-employment employee and customer non-solicit.

To be eligible for any nonrenewal payment, Mr. Perrette must execute a release in favor of the Company.

The remaining terms of Mr. Perrette’s existing employment agreement prior to the Perrette Amendment remain in full force and effect through the term of such agreement as amended by the Perrette Amendment. The material terms of such existing employment agreement are described in our Quarterly Report on Form 10-Q for the period ended June 30, 2022.

Perrette Agreement
Effective on, and contingent upon, the completion of the Separation, Mr. Perrette will become the S&G CEO of Warner Bros. pursuant to the Perrette Agreement. If the Separation is not completed prior to December 31, 2026, then the Perrette Agreement will become null and void and Mr. Perrette will continue in his current role pursuant to his existing employment agreement and the Perrette Amendment described above.

The term of the Perrette Agreement will end on December 31, 2029 unless the parties then agree to renew the Perrette Agreement.

Under the Perrette Agreement, Mr. Perrette’s base salary will be $2,300,000 per annum and he will be eligible for an annual cash bonus opportunity with a target equal to 200% of his annual base salary, with the actual payout based on the achievement of preset performance objectives. In the year the Separation is completed, Mr. Perrette’s annual bonus will be calculated as a prorated payment for his service through the date of completion of the Separation based on the target amount in effect under the Perrette Amendment and a prorated payment for his service following the date of completion of the Separation based on his new annual bonus target under the Perrette Agreement, in each case subject to achievement of the applicable performance objectives. Mr. Perrette will also be eligible to receive annual equity awards under the Warner Bros. Plan with an annual target value of $10,600,000 during the term of employment. The terms and conditions of such awards will be based on Warner Bros.’ then-standard practices and procedures for awards to other senior executives of Warner Bros. Mr. Perrette will not be eligible for an equity grant from Warner Bros. in the year that the Separation is completed if he has already received an annual equity award from the Company in such year.

Mr. Perrette will receive tax consultation and preparation benefits for the period that he continues to incur UK tax obligations related to his employment in the United Kingdom and, subject to approval by the Warner Bros. Chief Executive Officer, twice per year, Mr. Perrette may bring his immediate family with him on a roundtrip business trip to Europe on a company aircraft.

If Mr. Perrette’s employment is terminated for “Cause” or he resigns without “Good Reason”, he will be entitled to receive only the amounts or benefits that have been earned, accrued or vested at the time of his termination.

“Cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, misappropriation or fraud, whether or not related to Mr. Perrette’s employment with Warner Bros.; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in material violation of Warner Bros.’ Code of Ethics or other written policies of which Mr. Perrette has knowledge; (iv) improper conduct substantially prejudicial to Warner Bros.’ business (whether financial or otherwise); (v) willful unauthorized disclosure or use of Warner Bros. confidential information; (vi) material improper destruction of Warner Bros. property; or (vii) willful misconduct in connection with the performance of Mr. Perrette’s duties.

“Good Reason” means without Mr. Perrette’s consent: (a) a material reduction in Mr. Perrette’s duties or responsibilities (excluding duties or responsibilities relating to Warner Bros.’ Games division); (b) a material change in the location of the office where Mr. Perrette works (i.e., relocation outside the Los Angeles, CA metropolitan area); or (c) a material breach by Warner Bros. of the Perrette Agreement, including a diminution of Mr. Perrette’s title (other than as it relates to Warner Bros.' Games division) or a change in the position to which Mr. Perrette reports.

If Mr. Perrette’s employment is terminated without Cause or by Mr. Perrette for Good Reason, he will be entitled to termination benefits, including: (i) base salary continuation for a period (the “Perrette Severance Period”) not to exceed 24 months, which is the longest of (a) the balance of the term of the Perrette Agreement up to 24 months, (b) 12 months and (c) the number of weeks of severance to which he would have been entitled under Warner Bros.’ applicable severance plan, (ii) a prorated bonus for the year of termination based on actual performance, (iii) his annual target bonus prorated for the number of years (including partial years) in the Perrette Severance Period and (iv) continued participation in group health benefits for the duration of the Perrette Severance Period. In addition, any then-outstanding equity awards will vest as provided under the applicable award agreements and stock plan (including for any outstanding equity awards granted by us prior to completion of the Separation pursuant to the WBD Plan). If Mr. Perrette is terminated other than for Cause or resigns for Good Reason within the 12-month period following a “Change in Control” of Warner Bros., then any equity awards granted by Warner Bros. following completion of the Separation will become fully vested, with any performance-based awards vesting at performance levels determined by the Compensation Committee of the Warner Bros. board of directors.

If Mr. Perrette’s employment is terminated as a result of his death or “disability” (as defined below), Mr. Perrette or his heirs, as applicable, shall be entitled to receive termination benefits, including a prorated bonus for the year of termination based on actual performance and, in the case of disability, (i) continued coverage under medical or disability plans or (ii) reimbursement of COBRA premiums for up to the maximum applicable COBRA period. In addition, his then-outstanding equity awards granted after completion of the Separation shall be treated in accordance with the Warner Bros. Plan and implementing award agreements, and any equity awards granted prior to completion of the Separation shall be treated in accordance with the WBD Plan and implementing award agreements. “Disability” means Mr. Perrette’s physical or mental inability to perform his duties for (i) a period of six consecutive months or (ii) for shorter periods that add up to six months in any eight-month period.

If Mr. Perrette and Warner Bros. do not agree to renew the Perrette Agreement at the end of the term, he will be entitled to any accrued benefits and, if Warner Bros. has not made Mr. Perrette a Comparable Offer, he will be entitled to receive, a nonrenewal payment in consideration of his continued compliance with his restrictive covenants comprised of a prorated target bonus for the year of termination and an additional payment equal to the sum of his (x) base salary plus (y) target bonus, paid over a period of 12 months following his termination date. If Warner Bros. has made Mr. Perrette a Comparable Offer, he will only receive the accrued benefits.

To be eligible for the severance benefits or nonrenewal benefits described above in connection with a termination under the circumstances described above other than death or disability, Mr. Perrette must execute a release in favor of Warner Bros.

Pursuant to the Perrette Agreement, Mr. Perrette is subject to customary restrictive covenants, including covenants not to use certain confidential information gained during his employment to solicit employees or customers during his employment and for a period of 12 months thereafter.

If Mr. Perrette ceases to comply with the restrictive covenants in the Perrette Agreement, any severance benefits or nonrenewal benefits described above would be terminated and Warner Bros. may seek forfeiture of any such payments already made.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains certain “forward-looking statements.” Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof.

Forward-looking statements include, without limitation, statements about the benefits of the Separation, including future financial and operating results, the future company plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the abandonment of the Separation or pursuit of a different structure; risks that any of the conditions to the Separation may not be satisfied in a timely manner; risks that the anticipated tax treatment of the proposed Separation is not obtained; risks related to potential litigation brought in connection with the Separation; uncertainties as to the timing of the Separation; risks and costs related to the Separation, including risks relating to changes to the configuration of the Company’s existing businesses; the risk that implementing the Separation may be more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the Separation; failure to realize the benefits expected from the Separation; the final terms and conditions of the Separation, including the terms of any ongoing commercial agreements and arrangements, and the relationship, between Warner Bros. and Discovery Global following the Separation; the nature and amount of any indebtedness incurred by Warner Bros. or Discovery Global; effects of the announcement, pendency or completion of the Separation on the ability of the Company to retain and hire key personnel and maintain relationships with its suppliers, and on its operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the Company as it implements the Separation; and risks related to obtaining permanent financing.

The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the Separation. Discussions of additional risks and uncertainties are contained in the Company’s filings with the SEC, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The Company is not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Amendment to Employment Agreement between Bruce Campbell and Discovery Communications, LLC, dated July 27, 2025.
10.2	Employment Agreement between Bruce Campbell and Warner Bros. Entertainment, Inc., dated July 27, 2025.*
10.3	Letter Amendment to Employment Agreement between Jean-Briac Perrette and Discovery Communications, LLC, dated July 31, 2025.
10.4	Employment Agreement between Jean-Briac Perrette and Warner Bros. Entertainment, Inc., dated July 31, 2025.*
101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2025	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Tara L. Smith
	Name:	Tara L. Smith
	Title:	Executive Vice President and Corporate Secretary